                                                                  EXHIBIT (d)(3)

                                                                  EXECUTION COPY


                            STOCK OPTION AGREEMENT
                            ----------------------

          STOCK OPTION AGREEMENT, dated as of March 27, 2001 (this "Agreement"),
                                                                    ---------
between The Sage Group plc, a company organized under the laws of England

("Parent"), and Interact Commerce Corporation, a Delaware corporation (the
  ------
"Company").
 -------

          WHEREAS, Parent, Isaiah Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Parent (the "Purchaser"), and the
                                                    ---------
Company, concurrently with the execution and delivery of this Agreement, will enter into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), providing for, among other things, the merger of the
 ----------------
Purchaser with and into the Company (the "Merger");
                                          ------

          WHEREAS, as a condition to the willingness of Parent and the Purchaser to enter into the Merger Agreement and as an inducement and in consideration therefor, certain shareholders (the "Shareholders") of the Company have entered into an agreement (the "Shareholders Agreement"), providing for the grant to
                        ----------------------
Parent of an option to purchase shares of the common stock, par value $0.001, of the Company (the "Company Common Stock") held by such Shareholders.
                  --------------------

          WHEREAS, as a condition to the willingness of Parent and the Purchaser to enter into the Merger Agreement, Parent and the Purchaser have required that the Company agree, and in order to induce Parent and the Purchaser to enter into the Merger Agreement the Company has agreed, to grant Parent the Option (as hereinafter defined) upon the terms and subject to the conditions of this Agreement.

          NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

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                                   ARTICLE I

                                  THE OPTION
                                  ----------

          SECTION 1.1  Grant of Option.  The Company hereby grants to Parent an
                       ---------------
irrevocable option (the "Option") to purchase up to 4,052,174 newly-issued
                         ------
shares (the "Option Shares") of Company Common Stock at a purchase price per
             -------------
share of $12.00 (the "Exercise Price"), exercisable in the manner set forth in
                      --------------
Sections 1.2 and 1.3 of this Agreement. The number of Option Shares that may be received upon the exercise of the Option and the Exercise Price are subject to adjustment as herein set forth; provided, however, that in no event shall the
                                --------  -------
number of Option Shares exceed 19.9% of the number of issued and outstanding shares of Company Common Stock (without giving effect to any Option Shares subject to or issued pursuant to the Option); provided further, that, for as
                                               ----------------
long as the Senior Subordinated Notes (as defined in that certain Senior Subordinated Note and Warrant Purchase Agreement, dated as of December 31, 1999, among the Company, BA Technology I, LLC and GE Capital Equity Investments, Inc.) are outstanding (or until such time as the holders thereof shall have waived any right such holders may have to accelerate the payment or declare a default under the notes as a result of the execution or operation of this Agreement and/or the Shareholders Agreement), in no event shall the number of Option Shares, when added to the number of shares of Company Common Stock that Parent shall have the right to acquire pursuant to the Shareholders Agreement, equal or exceed 40.0% of the number of issued and outstanding shares of Company Common Stock (without giving effect to any Shares subject to or issued pursuant to the Option). This Agreement shall terminate, and the Option hereby granted shall expire, on the earliest of (i) the Effective Time (as defined in the Merger Agreement) and (ii) six (6) months after any termination of the Merger Agreement pursuant to Article VIII thereof; provided, however, this Agreement
                                            --------  -------
shall not terminate, and the Option shall not expire if an Option Notice (as defined below) has been given by Parent prior to such date.

          SECTION 1.2  Exercise Of Option. At any time or from time to time
                       ------------------
prior to the termination of the Option in accordance with the terms of this Agreement, Parent (or its designee) may exercise the Option, in whole or in part, only if on or after the date hereof:

               (a) the Purchaser accepts for payment pursuant to the Offer (as defined in the Merger Agreement) shares of Company Common Stock

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constituting at least a majority but less than 90% of the shares of Company
Common Stock then outstanding on a fully diluted basis; or

               (b) any corporation, partnership, limited liability company, individual, trust, unincorporated association, or other entity or "person" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than Parent or any of its "affiliates" (as defined
      ------------
in the Exchange Act) (a "Third Party"), shall have:
                         -----------

                         (i)    commenced a bona fide tender offer or exchange
                                            ---- ----
     offer for any shares of Company Common Stock, the consummation of which would result in "beneficial ownership" (as defined under the Exchange Act) by such Third Party (together with all such Third Party's affiliates and "associates" (as such term is defined in the Exchange Act)) of 15% or more of the then outstanding voting equity of the Company (either on a primary or a fully diluted basis);

                         (ii) acquired beneficial ownership of shares of Company Common Stock which, when aggregated with any shares of Company Common Stock already owned by such Third Party, its affiliates and associates, would result in the aggregate beneficial ownership by such Third Party, its affiliates and associates of 15% or more of the then outstanding voting equity of the Company (either on a primary or a fully diluted basis), provided, however, that "Third Party" for purposes of this
                     --------  -------
     clause (ii) shall not include any corporation, partnership, limited liability company, person or other entity or group which beneficially owns more than 15% of the outstanding voting equity of the Company (either on a primary or a fully diluted basis) as of the date hereof and that does not, after the date hereof, increase such ownership percentage by more than an additional 1% of the outstanding voting equity of the Company (either on a primary or a fully diluted basis);

                         (iii) solicited "proxies" in a "solicitation" subject to the proxy rules under the Exchange Act or executed any written consent with respect to, or become a "participant" in, any "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act), in each case with respect to the Company Common Stock; or

               (c) any of the events described in Section 8.1(c)(ii) or (d) of the Merger Agreement that would allow Parent to terminate the Merger Agreement (but without the necessity of Parent having terminated the Merger Agreement), or any termination of the Merger Agreement by the Company pursuant to Section 8.1(e) thereof has occurred.

               (d) In the event that Parent wishes to exercise all or any part of the Option, Parent shall give written notice (an "Option Notice," with the
                                                     -------------
date of the Option Notice being hereinafter called a "Notice Date") to the
                                                      -----------
Company, specifying the number of Option Shares it will purchase and a place and date (not earlier than three (3) nor later than twenty (20) business days from the Notice Date) for closing such purchase (a "Closing"). Parent's obligation to
                                               -------
purchase Option Shares upon any exercise of the Option is subject (at its election) to the conditions that (i) no preliminary or permanent injunction or other order against the purchase, issuance or delivery of the Option Shares issued by any federal, state or foreign court of competent jurisdiction shall be in effect (and no action or proceeding shall have been commenced or threatened for purposes of obtaining such an injunction or order) and (ii) any applicable waiting period under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (collectively with the regulations promulgated thereunder the "HSR
                                                                          ---
Act"), or under comparable provisions under any antitrust or competition laws or
---
regulations of any foreign jurisdictions that may be applicable to the exercise of the Option (such applicable laws and regulations, "International Antitrust
                                                      -----------------------
Laws") shall have expired and (iii) there shall have been no material breach of
----
the representations, warranties, covenants or agreements of the Company contained in this Agreement or the Merger Agreement; provided, however, that any
                                                     --------  -------
failure by Parent to purchase Option Shares upon exercise of the Option at any Closing as a result of the nonsatisfaction of any of such conditions shall not affect or prejudice Parent's right to purchase such Option Shares upon the subsequent satisfaction of such conditions. Upon request by Parent, the Company will promptly take all action required to effect all necessary filings by the Company under the HSR Act and any International Antitrust Laws.

          SECTION 1.3  Purchase of Option Shares.  At any Closing, (i) the
                       -------------------------
Company will deliver to Parent the certificate or certificates representing the number of Option Shares being purchased in proper form for transfer upon exercise of the Option in the denominations designated by Parent in the Option Notice, and, if the Option has been exercised in part, a new Option evidencing the rights of Parent to purchase the balance of the Option Shares subject thereto, and (ii) Parent shall pay the aggregate purchase price for the Option Shares to be purchased by delivery to the Company of immediately available funds to the order of the Company in the amount of the Exercise Price times the number of Option Shares to be purchased set forth in the Option Notice.

          SECTION 1.4  Adjustments Upon Share Issuances, Changes in
                       --------------------------------------------
Capitalization, etc.  (a)  In the event of any change in Company Common Stock or
--------------------
in the number of outstanding shares of Company Common Stock by reason of a stock dividend, split-up, recapitalization, combination, exchange of shares or similar transaction or any other change in the corporate or capital structure of the Company (including, without limitation, the declaration or payment of an extraordinary dividend of cash, securities or other property), the type and number of the Option Shares to be issued by the Company upon exercise of the Option and the Exercise Price shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Parent shall receive upon exercise of the Option the number and class of shares or other securities or property that Parent would have received with respect to the Company Common Stock if the Option had been exercised immediately prior to such event or the record date therefor, as applicable, and Parent had elected to the fullest extent it would have been permitted to elect, to receive such securities, cash or other property.

          (b) In the event that the Company shall enter into an agreement (i) to consolidate with or merge into any person, other than Parent or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Parent or one of its subsidiaries, to merge into the Company and the Company shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Company Common Stock shall be changed into or exchanged for stock or other securities of the Company or any other person or cash or any other property, or the then outstanding shares of Company Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the surviving corporation or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Parent or one of its subsidiaries, then, and in each such case, proper provision shall be made in the agreements governing such transaction so that Parent shall receive upon exercise of the Option the number and class of shares or other securities or property that Parent would have received with respect to Company Common Stock if the Option had been exercised immediately prior to such transaction or the record date therefor, as applicable, and Parent had elected to the fullest extent it would have been permitted to elect, to receive such securities, cash or other property.

          (c) The rights of Parent under this Section 1.4 shall be in addition to, and shall in no way limit, its rights against the Company for any breach of the Merger Agreement.

          (d) The provisions of this Agreement shall apply with appropriate adjustments to any securities for which the Option becomes exercisable pursuant to this Section 1.4.

          SECTION 1.5  Repurchase Obligation.
                       ---------------------

          (a) If, at any time during which the Option may be exercised in accordance with Section 1.2(c) hereof, Parent sends to the Company an exercise notice indicating Parent's election to exercise its right pursuant to this
Section 1.5, then the Company shall pay to Parent at the Closing, in exchange for the cancellation of the Option with respect to such number of Option Shares as Parent specifies in the exercise notice, an amount (the "Cancellation
                                                            ------------
Amount") in cash, equal to such number of Option Shares multiplied by the difference between (a) the Market/Offer Price (as defined below) and (b) the Exercise Price.

          The term "Market/Offer Price" shall mean the highest of (i) the highest price per share of Company Common Stock at which a tender offer or exchange offer therefor has been made, (ii) the highest price per Share to be paid by any third party pursuant to an agreement with the Company, (iii) the highest closing price for a share of Company Common Stock as reported on the Nasdaq National Market System within the 30 trading days immediately preceding the date Parent gives notice of the required repurchase of Option Shares subject to the Option or (iv) in the event of a sale of all or a substantial portion of the Company's assets, the sum of the price paid in such sale of such assets and the current market value of the remaining assets of the Company (less any liabilities remaining, including taxes (the computation of which will take into account any available operating losses, net operating losses, and other tax attributes of the Company and its Subsidiaries) resulting from such sale and required to be paid by the Company or the relevant Subsidiary in the taxable year of such sale or the immediately succeeding taxable year) as determined by a nationally recognized investment banking firm mutually selected by Parent and the Company, divided by the number of shares of Company Common Stock outstanding at the time of such sale. In determining the Market/Offer Price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm mutually selected by Parent and the Company. Notwithstanding the termination of the Option pursuant to Section 1.1, Parent will be entitled to exercise its rights under this Section 1.5 if it has exercised such rights in accordance with the terms hereof prior to the termination of the Option.

          (b) Notwithstanding anything to the contrary contained herein, Parent shall not be entitled to exercise its right pursuant to this Section 1.5 if, and to the extent that, the Total Company Payment (as defined below) that would be paid to Parent by the Company would exceed $10,875,000. As used herein, "Total Company Payment" shall mean the sum of (i) any Cancellation Amount payable to Parent pursuant to Section 1.5(a) hereof, and (ii) the amount actually received by Parent pursuant to Section 8.2(b) of the Merger Agreement. Notwithstanding anything to the contrary contained herein, (i) the Total Economic Value (as defined below), if any, which Parent may derive hereunder shall in no event exceed $13,000,000 and Parent shall pay any excess over such amount to the Company and (ii) the Option may not be exercised for a number of Shares as would result, as of the date of exercise, in a Notional Economic Value (as defined below) to Parent, determined as of a time immediately preceding such exercise, that would exceed $13,000,000, provided that if any exercise of the Option would result in a Notional Economic Value to Parent, determined as of a time immediately preceding such exercise, that would exceed $13,000,000, then Parent, at its election, may either (A) reduce the number of Shares subject to the Option, (B) deliver to the Company for cancellation shares of Company Common Stock previously purchased by Parent, (C) pay cash to the Company, or (D) take any action representing any combination of the preceding clauses (A), (B) and
(C) so that Parent=s Notional Economic Value does not exceed $13,000,000 after taking into account the foregoing actions. As used herein, "Total Economic Value" shall mean the sum of (i) the Total Company Payment, (ii) (x) the net cash amount received by Parent pursuant to the sale, within twelve (12) months following exercise of the Option, of Shares (or any other securities into which such Shares shall be converted or exchanged) to any unaffiliated party, less (y) the aggregate Exercise Price for such Shares, and (iii) any amounts received by Parent upon transfer of the Option (or any portion thereof) to any unaffiliated party. As used herein, ANotional Economic Value@ with respect to any number of Shares as to which Parent may propose to exercise the Option shall be the Total Economic Value determined as of the date of such proposed exercise assuming that the Option was exercised on such date for such number of Shares and assuming further that such Shares, together with all other Shares held by Parent as of such date, were sold for cash at the closing market price for the Company Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

          (c) The Company shall not withhold any United States withholding taxes on any payment under this Section 1.5 and the provisions of Section 8.3 of the Merger Agreement shall apply with respect to any payment made under this
Section 1.5.

          SECTION 1.6  Interpretation.  For purposes of this Article 1,
                       --------------
references to Parent shall be deemed to include references to the Purchaser or any other affiliate of Parent.

                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

          The Company hereby represents and warrants to Parent as follows:

          SECTION 2.1  Authority Relative to this Agreement.  The Company is a
                       ------------------------------------
corporation duly organized and validly existing under the laws of the State of Delaware. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company, and no other corporate proceeding on the part of the Company is necessary to authorize this Agreement or for the Company to consummate such transactions. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of Parent, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

          SECTION 2.2  No Conflict; Required Filings and Consents.  The
                       ------------------------------------------
execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the articles of incorporation or by-laws of the Company, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or by which the Company is bound or affected, (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance of any kind on any of the Option Shares pursuant to, any agreement, contract, indenture, notice or instrument to which the Company is a party or by which the Company is bound or affected, or (iv) except for applicable requirements, if any, of the HSR Act, any International Antitrust Laws, the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act"), require any filing by the Company with, or any permit,
 --------------
authorization, consent or approval of, any governmental or regulatory authority, domestic or foreign, except in the case of the foregoing clauses (ii) through
(iv) for any such conflicts, violations breaches, defaults, failures to file or obtain the consent or approval of, or other occurrences that would not reasonably be expected to cause or create a material risk of non-performance or delayed performance by Company of its obligations under this Agreement.

          SECTION 2.3  Option Shares.  The Company has taken all necessary
                       -------------
corporate action to authorize and reserve for issuance upon exercise of the Option a total of 4,052,174 Option Shares, and such Option Shares, when issued and delivered by the Company to Parent upon exercise of the Option, will be duly authorized, validly issued, fully paid and nonassessable shares of Company Common Stock, and will be free and clear of any security interests, liens, claims, pledges, charges, encumbrances or preemptive rights of any kind.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PARENT
                   ----------------------------------------

          Parent hereby represents and warrants to the Company as follows:

          SECTION 3.1  Authority Relative to this Agreement.  Parent is a
                       ------------------------------------
corporation duly organized and validly existing under the laws of England. Parent has all necessary power and authority (corporate and otherwise) to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by Parent of the transactions contemplated hereby have been duly authorized by the Board of Directors of Parent, and no other corporate proceeding on the part of Parent is necessary to authorize this Agreement or for Parent to consummate such transactions. This Agreement has been duly executed and delivered by Parent and, assuming its due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

          SECTION 3.2  No Conflict, Required Filing and Consents.  The execution
                       -----------------------------------------
and delivery of this Agreement by Parent do not, and the performance of this Agreement by Parent will not, (i) conflict with or violate the memorandum and articles of association of Parent, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or by which Parent is bound or affected, (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, contract, indenture, note or instrument to which Parent is a party or by which it is bound or affected or (iv) except for applicable requirements, if any, of the HSR Act and any International Antitrust Laws, the Exchange Act, or the Securities Act, require any filing by Parent with, or any permit, authorization, consent or approval of, any governmental or regulatory authority, domestic or foreign, except in the case of each of the foregoing clauses (i) through (iv) for any such conflicts, violations, breaches, defaults, failures to file or obtain the consent or approval of, or other occurrences that would not cause or create a material risk of non-performance or delayed performance by Parent of its obligations under this Agreement.

          SECTION 3.3  Investment Intent.  The purchase of Option Shares
                       -----------------
pursuant to this Agreement is for the account of Parent for the purpose of investment and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act and the rules and regulations promulgated thereunder.

                                  ARTICLE IV

                             ADDITIONAL AGREEMENTS
                             ---------------------

          SECTION 4.1  Registration Rights; Listing of Option Shares. (a)
                       ---------------------------------------------
Subject to the superior registration rights of (i) Symantec Corporation under the Registration Rights Agreement dated December 31, 1999, (ii) BA Technology I, LLC and GE Capital Equity Investments, Inc. under the Registration Rights Agreement dated December 31, 1999 and (iii) certain investors in the Company under the Amended and Restated Investors' Rights Agreement dated June 4, 1998, as amended (collectively, the "Prior Superior Registration Rights"), upon the written request of Parent, the Company agrees to use best efforts to effect up to two registrations under the Securities Act on Form S-3 or other available form, and any applicable state securities laws covering any part or all of the Option (provided that only Option Shares will be distributed to the public) and any part or all of the Option Shares purchased under this Agreement, which registration shall be continued in effect for 90 days, unless, in the written opinion of counsel to the Company, addressed to Parent and reasonably satisfactory in form and substance to counsel for Parent, such registration is not required for the sale and distribution of such Option Shares in the manner contemplated by Parent. The registration effected under this paragraph shall be effected at the Company's expense except for any underwriting commissions, brokers' fees and fees and expenses of Parent's counsel. If Option Shares are offered pursuant to a firm commitment underwriting, the Company will provide reasonable and customary indemnification to the underwriters, provided that Parent shall also enter an agreement with such underwriters in reasonable and customary form, including provisions relating to indemnification. In the event of any demand for registration pursuant to this Section 4.1, the Company may delay the filing of the registration statement for a period of up to 90 days if, in the good faith judgment of the Board of Directors of the Company, such delay is necessary in order to avoid interference with a planned material transaction involving the Company. In the event the Company effects a registration of Company Common Stock for its own account or for any other stockholder of the Company (other than on Form S-4 or Form S-8, or any successor or similar form), it shall allow Parent to participate in such registration, subject to the Prior Superior Registration Rights; provided, however, that if
                                                   --------  -------
the managing underwriters in such offering advise the Company in writing that in their opinion the number of shares of Company Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, to the extent permissible under agreements disclosed in the Company SEC Documents that grant registration rights in existence prior to the date hereof, the Company will include the securities requested to be included therein pro rata among the holders requesting to be included. In connection with any registration statement pursuant to this Section 4.1, Parent agrees to furnish the Company with such information concerning itself and the proposed sale or distribution as shall be required in order to ensure compliance with the Securities Act and to provide reasonable and customary representations, warranties and indemnification to the Company and its underwriters, if any.

          (b) Upon issuance of the Option Shares, the Company shall, at its expense, use its reasonable best efforts to cause the Option Shares to be approved for quotation on the Nasdaq National Market System subject to notice of issuance, as promptly as practicable, and will provide prompt notice to The Nasdaq Stock Market, Inc. of the issuance of each Share pursuant to any exercise of the Option.

          SECTION 4.2  Transfer of Option Shares; Restrictive Legend.  Prior to
                       ---------------------------------------------
the time Option Shares are registered under the Securities Act, Parent agrees not to transfer or otherwise dispose of the Option Shares, or any interest therein, without first providing to the Company an opinion of counsel for Parent, reasonably satisfactory in form and substance to counsel for the Company, to the effect that such transfer or disposition will not violate the Securities Act or any applicable state law governing the offer and sale of securities, and the rules and regulations thereunder. Prior to the time Option Shares are registered under the Securities Act, Parent further agrees to the placement on the certificate(s) representing the Option Shares of the following legend:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE

     SECURITIES LAWS, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION IS AVAILABLE."

provided that upon provision to the Company of any opinion of counsel for Parent, reasonably satisfactory in form and substance to counsel for the Company, to the effect that such legend is no longer required under the provisions of the Securities Act or applicable state securities laws, the Company shall promptly cause new unlegended certificates representing such Option Shares to be issued to Parent against surrender of such legended certificates.

          SECTION 4.3  Reasonable Efforts.  Subject to the terms and conditions
                       ------------------
of this Agreement, Parent and the Company shall each use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Each party shall promptly consult with the other and provide any necessary information and material with respect to all filings made by such party with any governmental or regulatory authority in connection with this Agreement or the transactions contemplated hereby.

          SECTION 4.4  Further Assurances.  The Company shall perform such
                       ------------------
further acts and execute such further documents and instruments as may reasonably be required to vest in Parent the power to carry out the provisions of this Agreement. If Parent shall exercise the Option, or any portion thereof, in accordance with the terms of this Agreement, the Company shall, without additional consideration, execute and deliver all such further documents and instruments and take all such further action as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

          SECTION 4.5  Survival.  All of the representations, warranties and
                       --------
covenants contained herein shall survive a Closing and shall be deemed to have been made as of the date hereof and as of the date of each Closing.

                                   ARTICLE V

                                 MISCELLANEOUS
                                 -------------

          SECTION 5.1  Specific Performance.  The parties hereto agree that if
                       --------------------
any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, without any requirement for securing or posting any bond, in addition to any other remedy at law or equity.

          SECTION 5.2  Entire Agreement.  This Agreement constitutes the entire
                       ----------------
agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

          SECTION 5.3  Amendment; Assignment.  This Agreement may not be amended
                       ---------------------
except by an instrument in writing signed by the parties hereto and specifically referencing this Agreement. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto, except that the rights and obligations of Parent hereunder may, upon written notice to the Company prior to or promptly following such action, be assigned by Parent to one or more of its affiliates, and by such affiliates to one or more other affiliates of Parent, but no such assignment shall relieve Parent of its obligations hereunder if such transferee does not perform such obligations.

          SECTION 5.4  Severability.  The provisions of this Agreement shall be
                       ------------
deemed severable and the invalidity or unenforceability of any provisions hereof or thereof shall not affect the validity and enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstances, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid and unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

          SECTION 5.5  Governing Law. This Agreement shall be governed by and
                       -------------
construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

          SECTION 5.6  Counterparts.  This Agreement may be executed manually or
                       ------------
by facsimile by the parties hereto, or xerographically or electronically by their respective attorneys, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the parties and delivered to the other parties.

          SECTION 5.7  Notices.  All notices, requests, claims, demands and
                       -------
other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice): (i) if to Parent, to its address set forth in Section 9.4(a) of the Merger Agreement; and
(ii) if to the Company, to the Company's address set forth in Section 9.4(b) of the Merger Agreement.

          SECTION 5.8  Binding Effect.  This Agreement shall be binding upon,
                       --------------
inure to the benefit of, and be enforceable by the successors and assigns of the parties hereto. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than the parties to this Agreement, or their respective successors or assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                           [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, each of the Company and Parent have caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                        INTERACT COMMERCE CORPORATION



                                        By:____________________________
                                        Name:__________________________
                                        Title:_________________________



                                        THE SAGE GROUP PLC



                                        By:____________________________
                                        Name:__________________________
                                        Title:_________________________



                    Signature page to Stock Option Agreement